EXHIBIT 32(2)
CERTIFICATION PURSUANT TO
RULE 13a-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934
AND 18 U.S.C. SECTION 1350
In connection with the Annual Report of RARE Hospitality International, Inc. (the “Registrant”) on Form 10-K/A for the annual period ended December 25, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, W. Douglas Benn, Executive Vice President, Finance and Chief Financial Officer of the Registrant, certify, in accordance with Rule 13a-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that to the best of my knowledge:
(1)	The Report, to which this certification is attached as Exhibit 32.2, fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: November 15, 2006	/s/ W. Douglas Benn
W. Douglas Benn
Executive Vice President, Finance and Chief Financial Officer